UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 18, 2012
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

304 Inverness Way South, Suite 365 Englewood, CO 80112 (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (303) 597-8737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 24, 2012, the Corporation entered into a Separation Agreement and Release (“Separation Agreement”) with Mr. Marc LeVier regarding his voluntary resignation from the Board of Directors of the Corporation and as Chief Executive Officer of the Corporation.  Pursuant to the terms of the Separation Agreement, the Corporation has agreed to pay Mr. LeVier as consideration for entering into the Separation Agreement and voluntarily resigning from the Board and as Chief Executive Officer of the Corporation: (i) Mr. LeVier’s base salary through to the date of the Separation Agreement, (ii) a lump sum payment of $225,000 as a separation payment, and (iii) an additional amount of four weeks base salary, reflecting accrued but unpaid vacation pay.

Pursuant to the Separation Agreement, Mr. LeVier has surrendered all of his 2,500,000 stock options in the Corporation.

The Separation Agreement also contains a mutual waiver and release of claims and a mutual non-disparagement agreement.

Pursuant to the terms of the Separation Agreement, Mr. LeVier has a seven-day period to revoke the waiver and release contained in the Separation Agreement.

This disclosure of the material terms of the Separation Agreement is qualified in its entirety by the Separation Agreement which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 1.02 Termination of a Material Definitive Agreement

On July 24, 2012, pursuant to the terms of the Separation Agreement, as described in Item 1.01 above, the employment agreement, dated May 3, 2011, between the Corporation and Mr. Marc LeVier, the Corporation’s former Chief Executive Officer, was terminated, except for Paragraph 7 thereof relating to the treatment of confidential information of the Corporation, which survives such termination pursuant to the terms of the Separation Agreement.

Item 5.01 Changes in Control of Registrant

On July 5, 2012, a group of shareholders of the Corporation, including Mr. Daniel Gorski, a current director of the Corporation (the “Gorski Group”), filed a preliminary Schedule 14A with the United States Securities and Exchange Commission, regarding the solicitation of consents to four separate proposals to the shareholders, including, in part, the removal without cause of the following directors of the Corporation: James Graham, Graham Karklin, Gregory Martin and Marc LeVier.

The Gorski Group stated that its reasons for seeking control of the Corporation included (i) dissatisfaction with the progress on developing cost-effective metallurgical extraction process for the Corporation’s Round Top project, (ii) the focus of current management of the Corporation on a mine project that will cost in excess of $2 billion ($3 billion life of mine capital costs) and will take six years to bring to production rather than focusing on a smaller mining project and advanced metallurgical testing, (iii) denying directors technical data, (iv) declining market performance due to management’s failure to properly prioritize the work on the Round Top project, (v) the failure of the Board of Directors to take action after Mr. Marc LeVier received only 31.2% of shareholder votes in his favor at the February 15, 2012 Annual General Meeting of Shareholders and (6) concern in relation to control of overhead costs.

On June 12, 2012, the Corporation announced that since March of 2012, the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors of the Corporation, with the assistance of independent special counsel to the Committee, had been conducting an internal review and investigation (the “Internal Review”). As a result of the report of the independent counsel on such special counsel’s findings of the Internal Review and a further review of the recommendations of independent counsel by the Committee and the Board, at the direction of the Board, the Company contacted the SEC on June 8, 2012, to report the findings.

The position of the directors and CEO that are resigning is set forth in the Form 8-K the Corporation filed on June 12, 2012, which is hereby incorporated by reference (“Reporting 8-K”).  The Gorski Group has stated its disagreement with the conclusions of the resigning directors set forth in the Reporting 8-K and the basis for its disagreements in the preliminary Schedule 14A.

Following July 5, 2012, the Corporation’s Board of Directors engaged in a series of discussions with Dan Gorski regarding the Gorski’s Group’s preliminary Schedule 14A.  Based on those discussions, the Board of Directors determined that it was in the best interests of the Corporation and its shareholders for Mr. Graham, Mr. Karklin, Mr. Martin and Mr. LeVier to resign.

As a result, on July 18, 2012, James Graham, Graham Karklin and Gregory Martin and, on July 24, 2012, Marc LeVier resigned from the Board of Directors of the Corporation and Marc LeVier resigned as Chief Executive Officer of the Corporation.  The resigning directors disagree with the assessment of the Gorski Group regarding the statements in the Reporting 8-K and regarding the statements of the Gorski Group regarding the proper course of the Corporation as detailed in the preliminary Schedule 14A.

Pursuant to the terms of their resignation, Mr. Graham, Mr. Karklin and Mr. Martin retained their options in the Corporation and entered into resignation and release agreements which contain mutual releases of claims between the Corporation and the directors.  The terms of Mr. LeVier’s resignation are contained in the Separation Agreement described in Item 1.01 above.

Daniel Gorski and Anthony Marchese remain directors of the Corporation.

Daniel Gorski currently beneficially owns 4,800,000 shares of common stock of the Corporation, constituting 13.1% of the currently outstanding shares of common stock.  Daniel Gorski, Cecil C. Wall, and G.W. McDonald have entered into a Joint Filing Agreement in which they agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Corporation. They may be deemed to be the collective beneficial owners of 10,198,000 shares of the Corporation’s common stock (27.9%), as set forth in a joint Schedule 13D filed by Messrs. Gorski, Wall and McDonald with the SEC on June 11, 2012.

Anthony Marchese currently beneficially owns 1,146,000 shares of common stock of the Corporation, constituting 3.1% of the currently outstanding shares of common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors and the Chief Executive Officer

On July 18 and 24, 2012, as described below, certain directors and the Chief Executive Officer of the Corporation resigned as more fully described in Item 5.01 above, which description is hereby incorporated by reference. Each of the following resignations of directors and of the Chief Executive Officer was due, in part, to a disagreement between each of them and the Gorski Group as described in Item 5.01.

Despite this disagreement, the resigning directors and the Chief Executive Officer and the remaining directors each believe that, given the current set of circumstances of the Corporation, the resignations as described below are in the best interests of the shareholders.

Resignation of Marc LeVier

On July 24, 2012, Mr. Marc LeVier resigned as a director and as Chief Executive Officer of the Corporation.

Resignation of James Graham

On July 18, 2012, Mr. James Graham resigned as a director of the Corporation.  Mr. Graham was a member of the Board’s Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee.  Mr. Graham was acting as interim Chairman of the Board.

Resignation of Graham Karklin

On July 18, 2012, Mr. Graham Karklin resigned as a director of the Corporation.  Mr. Karklin was a member of the Board’s Compensation Committee and Corporate Governance and Nominating Committee.

Resignation of Gregory Martin

On July 18, 2012, Mr. Gregory Martin resigned as a director of the Corporation.  Mr. Martin was a member of the Board’s Audit Committee and Corporate Governance and Nominating Committee.

Appointment of Interim Chief Executive Officer

On July 24, 2012, Mr. Daniel Gorski was appointed the interim Chief Executive Officer of the Corporation.  Mr. Gorski remains a director to the Corporation.

Mr. Gorski holds a BS degree from Sul Ross State College and a MA in Geology from the University of Texas at Austin. Mr. Gorski began his career in the mining business in 1968 as a staff geologist. In 1996, Mr. Gorski co-founded Metalline Mining Co. and managed their Sierra Mojada, Coahuila operation until 2004. In 2005, he was part of the founding group of High Plains Uranium which was later merged into Energy Metals Corp. and later Uranium One. Mr. Gorski became President and CEO of Standard Silver Corp. now renamed Texas Rare Earth Resources Corp., in March of 2007. In May 2011, Mr. Gorski stepped down to become Chief Operating Officer of the Corporation and resigned that position on January 1, 2012.

Mr. Gorski  is not related by blood or marriage to any of the Corporation’s directors or executive officers or any persons nominated by the Corporation to become directors or executive officers. The Corporation has not engaged in any transaction in which Mr. Gorksi or a person related to Mr. Gorski had a direct or indirect material interest, outside of Mr. Gorski’s former employment with the Corporation as its Chief Executive Officer and subsequently Chief Operating Officer.

Item 8.01 Other Events.

In relation to his recent appointment as interim Chief Executive Officer, Mr. Gorski commented, “I am excited about the opportunity to move Texas Rare Earth Resources Corp. and the Round Top project forward.  I believe we have excellent technical results to date on the Round Top project, on which we can build a successful future.  I intend to focus primarily on completing the necessary metallurgical studies in relation to the extraction of the rare earth minerals at the Round Top project.  I believe that producing these metallurgical results will give us the basis we need to realize the value of the Round Top project for our shareholders.”

Mr. Gorski and Mr. Marchese intend to appoint additional directors to the Board of Directors in the near future.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended. The future success and value of the Round Top project, the completion and results of potential future metallurgical results, and the intention to appoint additional directors in the future are forward-looking statements. When used in this report, the words “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty in relation to the completion and results of future metallurgical studies, risks and uncertainty regarding the potential value of the Round Top project and the Company’s ability to realize this value for its shareholders, including risks regarding mineralization estimates, project development and future financing, and uncertainty as to the acceptance of appointments to the board by potential future directors, as well as those factors discussed under the heading “Risk Factors” in the Company’s quarterly report on Form 10-Q as filed on July 16, 2012 and the Company’s latest annual report on Form 10-K as filed on November 22, 2011 and other documents filed with the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward- looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Exhibits

Exhibit Number	Description
10.1	Separation Agreement and Release with Marc LeVier

   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: July 24, 2012	By:	/s/ Daniel Gorski
Daniel Gorski Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement and Release with Marc LeVier